Exhibit 99.1

Adtalem Global Education Announces Fiscal First Quarter 2024 Results

Revenue up 4.1% YoY

Total enrollment up 1.9% YoY

Diluted earnings per share $0.25; Adjusted EPS $0.93, growth of 3.3% YoY

Raises fiscal year 2024 revenue guidance to a range of $1,470 million to $1,530 million and Adjusted EPS guidance to a range of $4.25 to $4.45

First quarter highlights

  Revenue $368.8 million, up 4.1% year-over-year
  Total student enrollment 81,073, up 1.9% year-over-year
  Chamberlain University third straight quarter of total enrollment growth, up 5.2% year-over-year
  Walden University returned to total enrollment growth, up 0.5% year-over-year
  Investing in Growth with Purpose strategy, GAAP net income $10.6 million, and adjusted EBITDA $80.5 million, down 3.8% year-over-year

Capital allocation

  Repurchased $92 million of shares against $300 million Board authorized share repurchase program
  Net leverage 1.3x

Fiscal year 2024 guidance

  Revenue $1,470 million to $1,530 million
  Adjusted earnings per share $4.25 to $4.45

CHICAGO--(BUSINESS WIRE)--October 26, 2023--Adtalem Global Education Inc. (NYSE: ATGE) today reported first quarter fiscal 2024 results (ended Sept. 30, 2023) reflecting a return to total enrollment growth and enhanced academic outcomes.

“Our strategic transformation program – Growth with Purpose – achieved another milestone during the first quarter – returning Adtalem to total enrollment growth,” said Steve Beard, president, and chief executive officer, Adtalem Global Education.

Beard continued, “As we accelerate our performance across our five operational pillars, we are increasingly afforded the opportunity to take full advantage of our market leading scale and our market responsive healthcare focus. This gives us the confidence to raise our expectations for fiscal 2024. With more than 80,000 students and 300,000 alumni, Adtalem is well-positioned to address critical healthcare provider shortages. And our enterprise-wide emphasis on advancing health equity has never been more important.”

Financial Highlights

Selected financial data for the three months ended Sept. 30, 2023:

  Revenue of $368.8 million increased 4.1% compared with the prior year.
  Operating income was $28.2 million, compared with $23.6 million in the prior year; adjusted operating income was $63.3 million, compared with $66.8 million in the prior year.
  Net income was $10.6 million, compared with $0.6 million in the prior year; adjusted net income was $39.4 million, compared with $41.6 million in the prior year.
  Diluted earnings per share was $0.25, compared with $0.01 in the prior year; adjusted earnings per share was $0.93, compared with $0.90 in the prior year.
  Adjusted EBITDA was $80.5 million, compared with $83.7 million in the prior year; adjusted EBITDA margin was 21.8%, compared with 23.6% in the prior year.

Business Highlights

  Chamberlain University continues to innovate in specialized nursing education that addresses areas of acute nursing shortages, such as peri-operative, home health, nephrology, and emergency, through its Practice Ready. Specialty Focused.TM model. This model has provided more than 1,000 students in Chamberlain’s Bachelor of Science in Nursing degree program, the opportunity for specialized training. The proprietary learning model has been expanded to all 23 Chamberlain campuses, broadening access to more students.
  Walden’s 69th commencement celebrated the conferral of more than 6,500 doctoral, master’s, and bachelor’s degrees to students from all 50 U.S. states and more than 40 countries, of which nearly 35% were for post-licensure nursing programs. More than 50% of the graduates who reported their race, identified as being from minority groups.
  Faculty members from Walden and Chamberlain were elected into the Leadership Academy in Social Determinants of Health and Social Change, which further equips current nurse educators and interprofessional leaders to prepare future care providers to confidently and competently promote social change and advance health equity. The academy is the cornerstone of the groundbreaking collaboration between the National League for Nursing and Walden University.
  Adtalem’s ongoing investment in innovating the student experience was recognized with 4 Telly and 12 Viddy awards for immersive “user-centered design” and short-videos for enhanced learning curriculum.
  Our 2023 Sustainability Report, which encapsulates our mission, vision and sustainability efforts, was recently released and highlights the many ways Adtalem serves to bridge the gap between accessible education and systemic change in healthcare and demonstrates our continued global impact for a better future.

Segment Highlights

Chamberlain

$ in millions	Three Months Ended Sept. 30,
	2023	2022	% Change
Revenue	$142.6	$135.4	5.3%
Operating Income	$24.3	$26.2	(7.1)%
Adj. Operating Income	$24.3	$27.0	(9.9)%
Adj. EBITDA	$31.5	$33.8	(6.5)%
Total Students (1)	34,889	33,153	5.2%
  Total student enrollment increased 5.2% compared with the prior year, driven by continued growth in pre-licensure and post-licensure nursing programs as well as high persistence.

Walden

$ in millions	Three Months Ended Sept. 30,
	2023	2022	% Change
Revenue	$141.6	$130.9	8.2%
Operating Income	$1.9	$2.9	(33.9)%
Adj. Operating Income	$31.1	$24.5	26.8%
Adj. EBITDA	$35.1	$29.0	21.0%
Total Students (1)	40,975	40,772	0.5%
  Total student enrollment increased 0.5% compared with the prior year, driven by growth in healthcare programs and high persistence. Elimination of off-cycle start dates adversely impacted year-over-year total enrollment growth by 2.9%.

Medical and Veterinary

$ in millions	Three Months Ended Sept. 30,
	2023	2022	% Change
Revenue	$84.6	$88.0	(3.8)%
Operating Income	$14.4	$10.2	40.3%
Adj. Operating Income	$14.5	$17.1	(15.2)%
Adj. EBITDA	$19.1	$21.6	(11.9)%
Total Students (1)	5,209	5,634	(7.5)%
  Total student enrollment decreased 7.5% compared with the prior year, driven by declines in medical schools.
(1)	Represents total students attending sessions during each institution’s most recent enrollment period in Q1 FY 2024 and Q1 FY 2023

Fiscal Year 2024 Outlook

Adtalem guidance for fiscal year 2024, raises revenue guidance to a range of $1,470 million to $1,530 million from $1,460 million to $1,520 million, and raises adjusted earnings per share to be in the range of $4.25 to $4.45 from $4.20 to $4.40.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2024 first quarter results today at 4:30 p.m. CDT (5:30 p.m. EDT).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) stating “Adtalem earnings call” or use conference ID: 13740758. The call will be simulcast through the Adtalem investor relations website at: https://investors.adtalem.com.

Adtalem will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13740758, or visit the Adtalem investor relations website.

About Adtalem Global Education

Adtalem Global Education (NYSE: ATGE) is a national leader in post-secondary education and leading provider of professional talent to the healthcare industry. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to their communities. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem’s family of institutions has more than 300,000 alumni and nearly 10,000 employees. Adtalem was named one of America’s Most Responsible Companies in 2021 and 2023 by Newsweek and Statista, and one of America’s Best Employers for Diversity in 2021 and 2022 by Forbes and Statista. Visit Adtalem.com for more information and follow on Twitter and LinkedIn.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Adtalem’s future growth. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Adtalem's results in accordance with GAAP.

Adtalem Global Education Inc. Consolidated Balance Sheets (unaudited) (in thousands)

	September 30,	June 30,
	2023	2023
Assets:
Current assets:
Cash and cash equivalents	$262,438	$273,689
Restricted cash	1,988	1,386
Accounts receivable, net	147,752	102,749
Prepaid expenses and other current assets	60,750	100,715
Total current assets	472,928	478,539
Noncurrent assets:
Property and equipment, net	264,766	258,522
Operating lease assets	171,055	174,677
Deferred income taxes	54,855	56,694
Intangible assets, net	801,661	812,338
Goodwill	961,262	961,262
Other assets, net	67,634	68,509
Total noncurrent assets	2,321,233	2,332,002
Total assets	$2,794,161	$2,810,541

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$76,866	$81,812
Accrued payroll and benefits	43,138	52,041
Accrued liabilities	89,395	105,806
Deferred revenue	250,555	153,871
Current operating lease liabilities	35,681	37,673
Total current liabilities	495,635	431,203
Noncurrent liabilities:
Long-term debt	695,725	695,077
Long-term operating lease liabilities	160,523	163,441
Deferred income taxes	26,394	26,068
Other liabilities	37,221	37,416
Total noncurrent liabilities	919,863	922,002
Total liabilities	1,415,498	1,353,205
Commitments and contingencies
Total shareholders' equity	1,378,663	1,457,336
Total liabilities and shareholders' equity	$2,794,161	$2,810,541

Adtalem Global Education Inc. Consolidated Statements of Income (unaudited) (in thousands, except per share data)

	Three Months Ended
	September 30,
	2023	2022
Revenue	$368,845	$354,269
Operating cost and expense:
Cost of educational services	168,618	159,645
Student services and administrative expense	166,095	146,385
Restructuring expense	676	15,065
Business integration expense	5,262	9,540
Total operating cost and expense	340,651	330,635
Operating income	28,194	23,634
Interest expense	(15,657)	(17,760)
Other income, net	2,214	761
Income from continuing operations before income taxes	14,751	6,635
Provision for income taxes	(2,792)	(1,122)
Income from continuing operations	11,959	5,513
Discontinued operations:
Loss from discontinued operations before income taxes	(1,765)	(3,265)
Loss on disposal of discontinued operations before income taxes	—	(3,359)
Benefit from income taxes	452	1,703
Loss from discontinued operations	(1,313)	(4,921)
Net income and comprehensive income	$10,646	$592

Earnings (loss) per share:
Basic:
Continuing operations	$0.29	$0.12
Discontinued operations	$(0.03)	$(0.11)
Total basic earnings per share	$0.26	$0.01
Diluted:
Continuing operations	$0.28	$0.12
Discontinued operations	$(0.03)	$(0.11)
Total diluted earnings per share	$0.25	$0.01

Weighted-average shares outstanding:
Basic shares	41,399	45,274
Diluted shares	42,184	46,342

Adtalem Global Education Inc. Consolidated Statements of Cash Flows (unaudited) (in thousands)

	Three Months Ended
	September 30,
	2023	2022
Operating activities:
Net income	$10,646	$592
Loss from discontinued operations	1,313	4,921
Income from continuing operations	11,959	5,513
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	7,455	6,145
Amortization and impairments to operating lease assets	8,765	19,708
Depreciation	9,778	10,805
Amortization of intangible assets	10,677	18,528
Amortization and write-off of debt discount and issuance costs	1,155	4,227
Provision for bad debts	10,226	5,991
Deferred income taxes	2,165	2,629
Loss on disposals, accelerated depreciation, and impairments to property and equipment	38	3,483
Gain on extinguishment of debt	—	(71)
Loss on investments	447	901
Changes in assets and liabilities:
Accounts receivable	(50,116)	(33,219)
Prepaid expenses and other current assets	(5,532)	(2,483)
Accounts payable	(2,870)	8,711
Accrued payroll and benefits	(8,882)	(12,743)
Accrued liabilities	13,770	(9,010)
Deferred revenue	98,658	82,688
Operating lease liabilities	(10,053)	(12,921)
Other assets and liabilities	(6,914)	(7,406)
Net cash provided by operating activities-continuing operations	90,726	91,476
Net cash provided by (used in) operating activities-discontinued operations	8,959	(130)
Net cash provided by operating activities	99,685	91,346
Investing activities:
Capital expenditures	(15,046)	(5,551)
Proceeds from sale of marketable securities	400	356
Purchases of marketable securities	(300)	(308)
Net cash used in investing activities-continuing operations	(14,946)	(5,503)
Payment for working capital adjustment for sale of business	—	(811)
Net cash used in investing activities	(14,946)	(6,314)
Financing activities:
Proceeds from exercise of stock options	550	1,241
Employee taxes paid on withholding shares	(5,651)	(3,486)
Proceeds from stock issued under Colleague Stock Purchase Plan	190	132
Repurchases of common stock for treasury	(90,477)	—
Repayments of long-term debt	—	(100,861)
Net cash used in financing activities	(95,388)	(102,974)
Net decrease in cash, cash equivalents and restricted cash	(10,649)	(17,942)
Cash, cash equivalents and restricted cash at beginning of period	275,075	347,937
Cash, cash equivalents and restricted cash at end of period	$264,426	$329,995
Non-cash investing and financing activities:
Accrued capital expenditures	$9,217	$4,713
Accrued liability for repurchases of common stock	$3,600	$—
Accrued excise tax on share repurchases	$1,928	$—

Adtalem Global Education Inc. Segment Information (unaudited) (in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2023	2022	$	%
Revenue:
Chamberlain	$142,596	$135,405	$7,191	5.3%
Walden	141,608	130,901	10,707	8.2%
Medical and Veterinary	84,641	87,963	(3,322)	(3.8)%
Total consolidated revenue	$368,845	$354,269	$14,576	4.1%
Operating income (loss):
Chamberlain	$24,324	$26,184	$(1,860)	(7.1)%
Walden	1,938	2,933	(995)	(33.9)%
Medical and Veterinary	14,363	10,238	4,125	40.3%
Home Office and Other	(12,431)	(15,721)	3,290	20.9%
Total consolidated operating income	$28,194	$23,634	$4,560	19.3%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for restructuring expense, business integration expense, intangible amortization expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, and net loss from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for restructuring expense, business integration expense, intangible amortization expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, and net loss from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for restructuring expense, business integration expense, intangible amortization expense, and litigation reserve. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for net loss from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation and amortization, stock-based compensation, restructuring expense, business integration expense, and litigation reserve. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Income taxes, interest expense, and other income, net is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

  Restructuring expense primarily related to real estate consolidations at Walden, Medical and Veterinary, and Adtalem’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
  Business integration expense include expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business integration expense.
  Intangible amortization expense on acquired intangible assets.
  Write-off of debt discount and issuance costs and gain on extinguishment of debt related to prepayments of debt, and reserves related to significant litigation.
  Net loss from discontinued operations includes expense from ongoing litigation costs and settlements related to the DeVry University divestiture and a loss on the sale of ACAMS, Becker, and OCL for working capital adjustments to the initial sales prices.

Adtalem Global Education Inc. Non-GAAP Operating Income by Segment (unaudited) (in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2023	2022	$	%
Chamberlain:
Operating income (GAAP)	$24,324	$26,184	$(1,860)	(7.1)%
Restructuring expense	—	818	(818)
Adjusted operating income (non-GAAP)	$24,324	$27,002	$(2,678)	(9.9)%
Operating margin (GAAP)	17.1%	19.3%
Operating margin (non-GAAP)	17.1%	19.9%

Walden:
Operating income (GAAP)	$1,938	$2,933	$(995)	(33.9)%
Restructuring expense	—	3,080	(3,080)
Intangible amortization expense	10,677	18,528	(7,851)
Litigation reserve	18,500	—	18,500
Adjusted operating income (non-GAAP)	$31,115	$24,541	$6,574	26.8%
Operating margin (GAAP)	1.4%	2.2%
Operating margin (non-GAAP)	22.0%	18.7%

Medical and Veterinary:
Operating income (GAAP)	$14,363	$10,238	$4,125	40.3%
Restructuring expense	114	6,826	(6,712)
Adjusted operating income (non-GAAP)	$14,477	$17,064	$(2,587)	(15.2)%
Operating margin (GAAP)	17.0%	11.6%
Operating margin (non-GAAP)	17.1%	19.4%

Home Office and Other:
Operating loss (GAAP)	$(12,431)	$(15,721)	$3,290	20.9%
Restructuring expense	562	4,341	(3,779)
Business integration expense	5,262	9,540	(4,278)
Adjusted operating loss (non-GAAP)	$(6,607)	$(1,840)	$(4,767)	(259.1)%

Adtalem Global Education:
Operating income (GAAP)	$28,194	$23,634	$4,560	19.3%
Restructuring expense	676	15,065	(14,389)
Business integration expense	5,262	9,540	(4,278)
Intangible amortization expense	10,677	18,528	(7,851)
Litigation reserve	18,500	—	18,500
Adjusted operating income (non-GAAP)	$63,309	$66,767	$(3,458)	(5.2)%
Operating margin (GAAP)	7.6%	6.7%
Operating margin (non-GAAP)	17.2%	18.8%

Adtalem Global Education Inc. Non-GAAP Adjusted EBITDA by Segment (unaudited) (in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2023	2022	$	%
Chamberlain:
Operating income (GAAP)	$24,324	$26,184	$(1,860)	(7.1)%
Restructuring expense	—	818	(818)
Depreciation	4,316	4,481	(165)
Stock-based compensation	2,907	2,274	633
Adjusted EBITDA (non-GAAP)	$31,547	$33,757	$(2,210)	(6.5)%
Adjusted EBITDA margin (non-GAAP)	22.1%	24.9%

Walden:
Operating income (GAAP)	$1,938	$2,933	$(995)	(33.9)%
Restructuring expense	—	3,080	(3,080)
Intangible amortization expense	10,677	18,528	(7,851)
Litigation reserve	18,500	—	18,500
Depreciation	2,162	2,595	(433)
Stock-based compensation	1,864	1,905	(41)
Adjusted EBITDA (non-GAAP)	$35,141	$29,041	$6,100	21.0%
Adjusted EBITDA margin (non-GAAP)	24.8%	22.2%

Medical and Veterinary:
Operating income (GAAP)	$14,363	$10,238	$4,125	40.3%
Restructuring expense	114	6,826	(6,712)
Depreciation	2,944	3,105	(161)
Stock-based compensation	1,640	1,475	165
Adjusted EBITDA (non-GAAP)	$19,061	$21,644	$(2,583)	(11.9)%
Adjusted EBITDA margin (non-GAAP)	22.5%	24.6%

Home Office and Other:
Operating loss (GAAP)	$(12,431)	$(15,721)	$3,290	20.9%
Restructuring expense	562	4,341	(3,779)
Business integration expense	5,262	9,540	(4,278)
Depreciation	356	624	(268)
Stock-based compensation	1,044	491	553
Adjusted EBITDA (non-GAAP)	$(5,207)	$(725)	$(4,482)	(618.2)%

Adtalem Global Education:
Net income (GAAP)	$10,646	$592	$10,054	1,698.3%
Net loss from discontinued operations	1,313	4,921	(3,608)
Interest expense	15,657	17,760	(2,103)
Other income, net	(2,214)	(761)	(1,453)
Provision for income taxes	2,792	1,122	1,670
Operating income (GAAP)	28,194	23,634	4,560
Depreciation and amortization	20,455	29,333	(8,878)
Stock-based compensation	7,455	6,145	1,310
Restructuring expense	676	15,065	(14,389)
Business integration expense	5,262	9,540	(4,278)
Litigation reserve	18,500	—	18,500
Adjusted EBITDA (non-GAAP)	$80,542	$83,717	$(3,175)	(3.8)%
Adjusted EBITDA margin (non-GAAP)	21.8%	23.6%

Adtalem Global Education Inc. Non-GAAP Earnings Disclosure (unaudited) (in thousands, except per share data)

	Three Months Ended
	September 30,
	2023	2022
Net income (GAAP)	$10,646	$592
Restructuring expense	676	15,065
Business integration expense	5,262	9,540
Intangible amortization expense	10,677	18,528
Write-off of debt discount and issuance costs, gain on extinguishment of debt, and litigation reserve	18,500	2,824
Income tax impact on non-GAAP adjustments (1)	(7,693)	(9,871)
Net loss from discontinued operations	1,313	4,921
Adjusted net income (non-GAAP)	$39,381	$41,599
(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended
	September 30,
	2023	2022
Earnings per share, diluted (GAAP)	$0.25	$0.01
Effect on diluted earnings per share:
Restructuring expense	0.02	0.33
Business integration expense	0.12	0.21
Intangible amortization expense	0.25	0.40
Write-off of debt discount and issuance costs, gain on extinguishment of debt, and litigation reserve	0.44	0.06
Income tax impact on non-GAAP adjustments (1)	(0.18)	(0.21)
Net loss from discontinued operations	0.03	0.11
Adjusted earnings per share, diluted (non-GAAP)	$0.93	$0.90
Diluted shares used in non-GAAP EPS calculation	42,184	46,342
Note: May not sum due to rounding.
(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc. Non-GAAP Free Cash Flow Disclosure (unaudited) (in thousands)

	Three Months Ended		Twelve Months Ended
	FY24	FY23	FY24	FY23	FY23	FY23	FY23
	Q1	Q1	Q1	Q4	Q3	Q2	Q1
Net cash provided by operating activities-continuing operations (GAAP)	$90,726	$91,476	$204,934	$205,684	$255,052	$225,247	$225,972
Capital expenditures	(15,046)	(5,551)	(46,503)	(37,008)	(27,861)	(26,029)	(29,914)
Free cash flow (non-GAAP)	$75,680	$85,925	$158,431	$168,676	$227,191	$199,218	$196,058
Adtalem Global Education Inc. Non-GAAP Net Leverage Disclosure (unaudited) (in thousands)

Twelve Months Ended
September 30, 2023
Adtalem Global Education:
Net income (GAAP)	$103,412
Net loss from discontinued operations	4,786
Interest expense	60,997
Other income, net	(8,418)
Provision for income taxes	11,953
Depreciation and amortization	93,936
Stock-based compensation	15,609
Restructuring expense	4,428
Business integration expense	38,383
Litigation reserve	28,500
Gain on sale of assets	(13,317)
Adjusted EBITDA (non-GAAP)	$340,269

September 30, 2023
Long-term debt	$708,283
Less: Cash and cash equivalents	(262,438)
Net debt (non-GAAP)	$445,845

Net leverage (non-GAAP)	1.3 x

Contacts

Investor Contact
Jay Spitzer and Chandrika Nigam
Investor.Relations@Adtalem.com
+1 312-906-6600

Media Contact
Talisha Holmes
AdtalemMedia@Adtalem.com
+1 872-270-0331